Exhibit 32
CERTIFICATION PURSUANT TO RULE 13a-14(b) UNDER
THE SECURITIES EXCHANGE ACT OF 1934 AND
SECTION 1350 OF CHAPTER 63 OF TITLE 18 OF THE UNITED STATES CODE

Each of the undersigned, H. Craig Dees, the Chief Executive Officer of Provectus Pharmaceuticals, Inc. (the "Company"), and Peter R. Culpepper, Chief Financial Officer and Chief Operating Officer of the Company, certifies, pursuant to Rule 13a-14(b) under the Securities and Exchange Act of 1934 (the "Exchange Act") and Section 1350 of Chapter 63 of Title 18 of the United States Code, that (1) this Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act, and (2) the information contained in this report fairly presents, in all material respects, the financial condition and results of operations of the Company.

This Certification is signed on May 10, 2011.

By:	/s/ H. Craig Dees
H. Craig Dees, Ph.D.
Chief Executive Officer

By:	/s/ Peter R. Culpepper
Peter R. Culpepper
Chief Financial Officer
Chief Operating Officer